Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-44826, 333-58020, 333-118614, 333-135396 , 333-161132 and 333-174355) and the Registration Statement on Form S-3 (No. 333-176121) and in the related Prospectuses, of our report dated March 15, 2013, with respect to the financial statements of Telik, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ ERNST & YOUNG LLP

San Jose, California

March 15, 2013